As Filed with the Securities and Exchange Commission on January 18, 2012
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bridgepoint Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	59-3551629
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California	92128
(Address of principal executive offices)	(Zip Code)
Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended and restated March 31, 2009)
(Full title of the plans)
Andrew S. Clark
CEO and President
Bridgepoint Education, Inc.
13500 Evening Creek Drive North, Suite 600
San Diego, California, 92128
(Name and Address of Agent For Service)
(858) 668-2586
(Telephone number, including area code, of agent for service)
Copy to:
Martin J. Waters, Esq.
Wilson Sonsini Goodrich & Rosati, PC
12235 El Camino Real, Suite 200
San Diego, CA 92130-3002
Telephone: (858) 350-2300
Facsimile: (858) 350-2399
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share: To be issued under the Bridgepoint Education, Inc. 2009 Stock Incentive Plan	1,034,624	shares	$23.67	(2)	$24,489,550.08	$2,806.50

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall cover any additional securities that may from time to time be offered or issued under the adjustment provisions of the employee benefit plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on January 11, 2012.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This registration statement registers 1,034,624 additional shares of our common stock that may be issued pursuant to the Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended and restated March 31, 2009), commencing January 1, 2012.
In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 (File No. 333-159220) filed by us with the Securities and Exchange Commission (“SEC”) on May 13, 2009, are incorporated by reference into this registration statement.  In addition, the following documents filed with the SEC are hereby incorporated by reference into this registration statement:

(a)	Annual Report on Form 10-K filed on March 2, 2011;

(b)	Quarterly Reports on Form 10-Q filed on May 3, 2011, August 2, 2011, and November 1, 2011 (as amended on December 16, 2011);

(c)	Current Reports on Form 8-K filed on May 12, 2011, May 13, 2011, May 19, 2011, June 27, 2011, August 8, 2011, October 3, 2011, November 21, 2011, and December 21, 2011; and

(d)	The description of our common stock which is contained in the registration statement on Form 8-A filed on March 30, 2009.
In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
PART II
 INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8.    Exhibits.
See Index to Exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 18, 2012.

BRIDGEPOINT EDUCATION, INC.

By:	/s/ ANDREW S. CLARK
Name: Andrew S. Clark
Title: CEO and President
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	Name and Signature	Title	Date

	/s/ ANDREW S. CLARK	CEO (Principal Executive Officer and President and a Director)	January 18, 2012
Andrew S. Clark

	/s/ DANIEL J. DEVINE	Executive Vice President/Chief Financial Officer (Principal Financial Officer)	January 18, 2012
Daniel J. Devine

	/s/ BRANDON J. POPE	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	January 18, 2012
Brandon J. Pope

Directors:
Ryan Craig
Dale Crandall
Marye Anne Fox
Patrick T. Hackett
Robert Hartman
Adarsh Sarma

By:	/s/ ANDREW S. CLARK		January 18, 2012
Andrew S. Clark
Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit	Description of Document
4.1
Fifth Amended and Restated Certificate of Incorporation of Bridgepoint Education, Inc. (incorporated herein by reference to Exhibit 3.1 to the registrant’s Form 10-Q filed with the SEC on May 21, 2009).

4.2
Second Amended and Restated Bylaws of Bridgepoint Education, Inc. (incorporated herein by reference to Exhibit 3.4 to the registrant’s Registration Statement on Form S-1, File No. 333-156408, initially filed with the SEC on December 22, 2008).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC.
23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).
24.1	Power of Attorney — Bridgepoint Education, Inc. Directors
99.1
Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended and restated March 31, 2009) (incorporated herein by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-1, File No. 333-156408, initially filed with the SEC on December 22, 2008).

99.2
Form of Nonstatutory Stock Option Agreement for Executives and Senior Management for the 2009 Stock Incentive Plan (incorporated herein by reference to Exhibit 99.4 to the registrant’s Registration Statement on Form S-8, File No. 333-159220, filed with the SEC on May 13, 2009).

99.3
Form of Incentive Stock Option Agreement for Executives and Senior Management for the 2009 Stock Incentive Plan (incorporated herein by reference to Exhibit 99.5 to the registrant’s Registration Statement on Form S-8, File No. 333-159220, filed with the SEC on May 13, 2009).

99.4	Form of Restricted Stock Unit Award Agreement (Deferred Settlement) for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Form 8-K filed June 27, 2011).
99.5	Form of Restricted Stock Unit Award Agreement (General) for the 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the Form 8-K filed June 27, 2011).